UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2005

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143    35-1150732
(Commission File Number)                                              (IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana                    46268
(Address of Principal Executive Offices)                                            (Zip Code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 5, 2005, the Board of Directors of Hurco Companies, Inc. (the "Registrant") elected Stephen H. Cooper to serve as a director. Mr. Cooper was also named to serve as a member of the Registrant's Audit Committee. Mr. Cooper was a senior partner in the law firm of Weil, Gotshal & Manges LLP until his retirement in December 2004. Weil, Gotshal and Manges LLP provided legal services to the Registrant in 2004.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 5, 2005, the Registrant amended its Amended and Restated By-Laws to increase the size of the Board of Directors from six (6) to seven (7) directors. The amended By-Laws are filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

3.1	Amended and Restated By-Laws of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2005

HURCO COMPANIES, INC.

By: /s/ Stephen J. Alesia
Stephen J. Alesia, Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.            Description

(c)                Exhibits

3.1    Amended and Restated By-Laws of the Registrant.